EXHIBIT 10.26

March 1, 2021

Marie Fogel

Dear Marie:

We are pleased to confirm the following updates to the terms of your employment with Vince, LLC (“Vince” or the “Company”), effective immediately:

Position Title

Effective September 28, 2020, your position title shall be: SVP, Chief Merchandising and Manufacturing Officer.

All other terms of your employment shall remain the same pursuant to the employment letter, dated January 10, 2017 and accepted by you on February 11, 2017, as amended on July 11, 2017 and June 29, 2018 (collectively, the “Employment Agreement”), including the at-will nature of your employment.  In the event of inconsistency between the terms of this letter and the Employment Agreement, the terms of this letter shall govern.

I look forward to your continued success!

[Signature page to follow.]

500 5th Avenue, 20th Floor NYC 10110

Sincerely,

/s/ Lee MeinerMarch 1, 2021

Lee MeinerDate

SVP, Chief Human Resources Officer

Agreed & Acknowledged

/s/ Marie Fogel  March 18, 2021

Marie FogelDate

500 5th Avenue, 20th Floor NYC 10110